Exhibit 99.1

Access National Increases Dividend, Reports First Quarter Earnings

RESTON, Va.--(BUSINESS WIRE)--April 17, 2015--Access National Corporation (NASDAQ: ANCX), parent company for Access National Bank (Bank), reported first quarter 2015 net income of $3.6 million, or $0.34 per share. This represents the Corporation’s 59th consecutive quarterly profit over its 61 quarter history. Consistent with management’s stated objective of a 40%-50% payout ratio against core earnings, the Board of Directors declared a cash dividend of $0.15 per share for holders of record as of May 4, 2015 and payable on May 22, 2015. The increase in the routine dividend reflects Management’s favorable performance outlook and comfort with a favorable capital position.

First quarter 2015 pretax earnings increased $1.8 million or 47% when compared to first quarter 2014 pretax earnings. The increase was primarily due to increases in pretax income for both the banking and mortgage segments from first quarter 2014 of $749 thousand and $1.0 million, respectively. The banking segment’s increase was due to an increase in net interest income over first quarter 2014 of $1.2 million and was partially offset by an increase in salaries and employee benefits of $427 thousand. The mortgage segment’s increase over first quarter 2014 was due to an increase in mortgage loan originations of $44.0 million or 62.3%.

Net interest margin for the first quarter 2015 decreased to 3.72% from 3.78% for the same period in 2014. On a linked quarter basis, the margin decreased from 3.83% for the three months ended December 31, 2014 due to decreased yields in the investment and loan portfolios.

On a consolidated basis, the Corporation reported annualized return on average assets of 1.36% and 1.10% for the three month periods ended March 31, 2015 and 2014, respectively. Meanwhile, the annualized return on average equity was 14.19% and 10.43% for the three month periods ended March 31, 2015 and 2014, respectively.

Total assets at March 31, 2015 remained steady from December 31, 2014 at $1.1 billion. Loans held for investment increased by $17.6 million while loans held for sale increased by $12.1 million. These increases were offset by a decrease in interest-bearing balances of $12.6 million. The first quarter of 2015 reflected loan growth in the commercial real estate – owner occupied, commercial and real estate construction categories of the loans held for investment portfolio. Overall, the portfolio of loans held for investment grew at an annualized rate of 9.1%.

Total deposits at March 31, 2015 increased $30.9 million when compared to December 31, 2014. The increase was mainly due to an increase in demand deposits of $37.4 million as well as an increase in savings and interest-bearing demand deposits of $13.0 million. Offsetting these increases was a decrease in time deposits of $19.6 million due mainly to a decrease in Certificate of Deposit Account Registry Service (CDARS) deposits totaling $20.3 million.

Non-performing assets (NPAs) increased to $6.8 million at March 31, 2015 from $2.5 million at December 31, 2014 representing 0.63% and 0.30% of total assets, respectively. This increase in NPAs was due to the addition of one $6 million loan to non-accrual status. The Bank did not have other real estate owned at March 31, 2015 while Access Real Estate, LLC had other real estate owned with a carrying value of $500 thousand. The allowance for loan losses remained relatively unchanged at March 31, 2015 from December 31, 2014 at $13.3 million and $13.4 million, respectively, or 1.68% and 1.73% of total loans held for investment as of March 31, 2015 and December 31, 2014, respectively.

Book value per common share increased from $9.45 at December 31, 2014 to $9.75 at March 31, 2015. The ratio of total equity to total assets for Access National Corporation and its subsidiary bank was 9.60% at March 31, 2015 and continued to exceed standards of being “Well Capitalized” as set forth under banking regulations.

Access National Corporation is the parent company of Access National Bank, an independent, nationally chartered bank serving the business community of the greater Washington DC Metropolitan area. Additional information is available on our website at www.AccessNationalBank.com. Shares of Access National Corporation are traded on the NASDAQ Global Market under the symbol "ANCX".

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified as “may”, “could”, “expect”, “believe”, anticipate”, “intend”, “plan” or variations thereof. These forward-looking statements may contain information related to those matters such as the Company’s intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond control of the Company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K and other SEC filings.

Access National Corporation
Consolidated Balance Sheet

	March 31,	December 31,	March 31,
	2015	2014	2014
(In Thousands Except for Share Data)	(Unaudited)		(Unaudited)

ASSETS

Cash and due from banks	$11,324	$9,804	$10,816

Interest-bearing balances and federal funds sold	33,602	46,225	51,354

Investment securities:
Available-for-sale, at fair value	122,027	125,080	90,595
Held-to-maturity, at amortized cost (fair value of $14,524, $14,378 and $10,938)	14,304	14,309	11,273
Total investment securities	136,331	139,389	101,868

Restricted Stock, at amortized cost	8,321	8,961	1,761

Loans held for sale - at fair value	57,151	45,026	27,217

Loans held for investment net of allowance for loan losses of $13,331, $13,399 and $13,171, respectively	780,883	763,204	703,686

Premises, equipment and land, net	6,889	6,926	8,368

Other assets	34,701	33,345	21,730

Total assets	$1,069,202	$1,052,880	$926,800

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Noninterest-bearing deposits	$290,294	$252,875	$229,059

Savings and interest-bearing deposits	246,806	233,773	239,795

Time deposits	249,219	268,795	336,570

Total deposits	786,319	755,443	805,424

Short-term borrowings	161,021	186,377	18,564

Long-term borrowings	10,000	-	-

Other liabilities and accrued expenses	9,272	12,156	9,235

Total Liabilities	966,612	953,976	833,223

SHAREHOLDERS' EQUITY
Common stock $0.835 par value; 60,000,000 authorized; issued and outstanding, 10,517,876, 10,469,569 and 10,402,324 shares, respectively	8,782	8,742	8,686

Additional paid in capital	19,378	18,538	17,814

Retained earnings	74,276	72,168	68,392

Accumulated other comprehensive income (loss), net	154	(544)	(1,315)

Total shareholders' equity	102,590	98,904	93,577

Total liabilities and shareholders' equity	$1,069,202	$1,052,880	$926,800

Access National Corporation
Consolidated Statement of Operations

	Three Months Ended
	March 31, 2015	March 31, 2014
(In Thousands Except for Share and Per Share Data)	(unaudited)	(unaudited)

INTEREST INCOME
Interest and fees on loans	$9,434	$8,459

Interest on federal funds sold and bank balances	27	18

Interest and dividends on securities	815	468
Total interest income	10,276	8,945

INTEREST EXPENSE
Interest on deposits	733	728

Interest on other borrowings	107	76
Total interest expense	840	804
Net interest income	9,436	8,141

Provision for loan losses	-	-
Net interest income after provision for loan losses	9,436	8,141

NONINTEREST INCOME
Service charges and fees	197	177

Gain on sale of loans	3,571	1,728

Other Income	2,537	1,351
Total noninterest income	6,305	3,256

NONINTEREST EXPENSE
Salaries and benefits	6,717	4,887

Occupancy and equipment	754	707

Other operating expense	2,769	2,063
Total noninterest expense	10,240	7,657
Income before income tax	5,501	3,740

Income tax expense	1,928	1,326
NET INCOME	3,573	2,414

Earnings per common share:
Basic	$0.34	$0.23
Diluted	$0.34	$0.23

Average outstanding shares:
Basic	10,473,366	10,391,080
Diluted	10,517,222	10,447,085

Performance and Capital Ratios

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	March 31,	March 31,	December 31,	December 31,
(Dollars In Thousands)	2015	2014	2014	2013

Return on average assets (annualized)	1.36%	1.10%	1.45%	1.55%
Return on average equity (annualized)	14.19%	10.43%	14.47%	14.00%
Net interest margin	3.72%	3.78%	3.80%	3.85%
Efficiency ratio - Bank only	50.51%	50.98%	48.96%	49.50%
Total average equity to earning assets	9.93%	10.75%	10.37%	11.28%

Averages
Assets	$1,050,296	$879,984	$958,067	$854,572
Loans held for investment	781,990	698,429	721,863	648,744
Loans held for sale	38,065	18,708	31,288	42,667
Interest-bearing deposits & federal funds sold	46,828	39,251	44,939	46,217
Investment securities	147,385	102,398	128,446	97,260
Earning assets	1,014,351	861,170	927,845	836,129
Interest-bearing deposits	499,467	441,757	477,267	485,860
Total deposits	760,105	638,211	715,385	678,531
Repurchase agreements & federal funds purchased	22,695	23,374	21,129	25,524
Short term borrowings	158,297	116,554	116,196	43,077
Long-term borrowings	556	-	-	3,135
Equity	$100,754	$92,593	$96,227	$94,352

Banking segment - income before taxes	$4,930	$4,181	$18,889	$17,330
Mortgage segment - income before taxes	$1,012	$3	$5,043	$4,879
Wealth Management segment - loss before taxes	$(132)	$(8)	$(350)	$(751)
Other segments - loss before taxes	$(309)	$(436)	$(2,072)	$(1,017)

Allowance for loan losses/loans held for investment	1.68%	1.84%	1.73%	1.91%
Total NPA	$6,784	$2,510	$1,622	$2,535
NPA to total assets	0.63%	0.27%	0.15%	0.30%

Mortgage loan originations and brokered loans	$114,541	$70,570	$408,346	$574,951
Gain on sale of mortgage loans net hedging activity	$3,058	$1,385	$12,779	$23,998
Allowance for losses on mortgage loans sold	$1,187	$4,645	$1,198	$4,645

Wealth Management segment - assets under management	$523,000	$432,000	$450,372	$257,000
	.
Book value per common share	$9.75	$9.00	$9.45	$8.79

Composition of Loan Portfolio

	March 31, 2015		December 31, 2014
(Dollars In Thousands)	Amount	Percentage of Total	Amount	Percentage of Total

Commercial real estate - owner occupied	$210,131	26.46%	$199,442	25.68%
Commercial real estate - non-owner occupied	123,387	15.54	125,442	16.15
Residential real estate	191,914	24.16	194,213	25.01
Commercial	219,623	27.65	210,278	27.08
Real estate construction	43,290	5.45	41,080	5.29
Consumer	5,869	0.74	6,148	0.79
Total loans	$794,214	100.00%	$776,603	100.00%
Less allowance for loan losses	13,331		13,399
	$780,883		$763,204

Composition of Deposits

	March 31, 2015		December 31, 2014
(Dollars In Thousands)	Amount	Percentage of Total	Amount	Percentage of Total

Demand deposits	$290,294	36.92%	$252,875	33.47%
Interest-bearing demand deposits	127,504	16.21	116,654	15.44
Savings and money market	103,460	13.16	101,409	13.42
CDARS-time deposit	127,669	16.24	148,142	19.61
CDARS-money market	15,632	1.99	15,497	2.06
Brokered deposits	13,213	1.68	13,344	1.77
Time deposits	108,547	13.80	107,522	14.23
Total Deposits	$786,319	100.00%	$755,443	100.00%

Yield on Average Earning Assets and Rates on Average Interest-Bearing Liabilities
Three Months Ended

	March 31, 2015			March 31, 2014
	Average	Income /	Yield /	Average	Income /	Yield /
(Dollars In Thousands)	Balance	Expense	Rate	Balance	Expense	Rate

Assets:
Interest-earning assets:
Securities	$147,468	$815	2.21%	$104,782	$468	1.79%
Loans held for sale	38,065	362	3.80%	18,708	202	4.32%
Loans(1)	781,990	9,072	4.64%	698,429	8,257	4.73%
Interest-bearing balances and federal funds sold	46,828	27	0.23%	39,251	18	0.18%
Total interest-earning assets	1,014,351	10,276	4.05%	861,170	8,945	4.15%
Noninterest-earning assets:
Cash and due from banks	9,906			7,609
Premises, land and equipment	6,898			8,379
Other assets	32,478			16,007
Less: allowance for loan losses	(13,337)			(13,181)
Total noninterest-earning assets	35,945			18,814
Total Assets	$1,050,296			$879,984

Liabilities and Shareholders' Equity:
Interest-bearing deposits:
Interest-bearing demand deposits	$120,685	$65	0.22%	$105,816	$58	0.22%
Money market deposit accounts	110,503	54	0.20%	114,119	57	0.20%
Savings accounts	7,848	7	0.36%	2,868	2	0.28%
Time deposits	260,431	607	0.93%	218,954	611	1.12%
Total interest-bearing deposits	499,467	733	0.59%	441,757	728	0.66%
Borrowings:
FHLB short-term borrowings	157,555	94	0.24%	115,944	65	0.22%
Securities sold under agreements to repurchase and federal funds purchased	22,695	5	0.09%	23,374	6	0.10%
FHLB long-term borrowings	556	2	1.44%	-	-	0.00%
Deferred purchase liability	742	6	3.23%	610	5	3.28%
Total borrowings	181,548	107	0.24%	139,928	76	0.22%
Total interest-bearing deposits and borrowings	681,015	840	0.49%	581,685	804	0.55%
Noninterest-bearing liabilities:
Demand deposits	260,638			196,454
Other liabilities	7,889			9,251
Total liabilities	949,542			787,390
Shareholders' Equity	100,754			92,594
Total Liabilities and Shareholders' Equity:	$1,050,296			$879,984

Interest Spread(2)			3.56%			3.60%

Net Interest Margin(3)		$9,436	3.72%		$8,141	3.78%

(1)	Loans placed on nonaccrual status are included in loan balances
(2)	Interest spread is the average yield earned on earning assets, less the average rate incurred on interest-bearing liabilities.
(3)	Net interest margin is net interest income, expressed as a percentage of average earning assets.

CONTACT:
Access National Corporation
Michael Clarke, 703-871-2100